                            As Filed With The Securities And Exchange Commission
                                                               December 28, 2000

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                          (AMENDMENT NO.            )
                                         -----------

Filed by the Registrant  |X|
Filed by a Party other than the Registrant | |

Check the appropriate box:

 | | Preliminary Proxy Statement
 | | Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
 | | Definitive Proxy Statement
 | | Definitive Additional Materials
 |X| Soliciting Material Pursuant to (S)240.14a-12


                         Drovers Bancshares Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 |X| No fee required.
 | | Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

 | | Fee paid previously with preliminary materials.
 | | Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3) Filing Party:

  4) Date Filed:

FOR IMMEDIATE RELEASE           Drovers Bancshares Contact: John D. Blecher
                                                    Office:  (717) 771-4241

                              Fulton Financial Contact:  David C. Hostetter
                                                    OFFICE:  (717) 291-2456

                    Drovers Bancshares Corporation to Merge
                       With Fulton Financial Corporation

     (December 27) - York, Pa. - Drovers Bancshares Corporation (NASDAQ: DROV), parent company of The Drovers & Mechanics Bank, based in York, Pennsylvania, has signed a definitive agreement to merge with Fulton Financial Corporation (NASDAQ: FULT) based in Lancaster, Pennsylvania.

     The merger announcement was made jointly today by A. Richard Pugh, chairman, president and chief executive officer of Drovers Bancshares Corporation and Rufus A. Fulton, Jr., chairman, president and chief executive officer of Fulton Financial Corporation.

     Pugh said that Drovers' affiliation with Fulton Financial "is a very positive step for our customers, shareholders, associates and communities because of our mutual belief that local bankers are best qualified to make the right decisions in the markets where they live and work. In addition, our respective product lines and ways of doing business are compatible. Fulton Financial's proven successful business model, which places people and relationships first, is one we regard highly. Our combined ability to increase banking value and convenience for our customers living and working on both sides of the river make this a perfect fit geographically."

     "We are very pleased and excited about this merger," said Fulton. "Drovers is an organization we have always admired because of its consistent history of growth, earnings and asset quality as well as its strong market share in York County."

     Fulton Financial will acquire all issued and outstanding shares of common stock of Drovers Bancshares. According to the merger agreement, each share of Drovers common stock outstanding at the time of the merger will be exchanged for
1.24 shares of Fulton Financial common stock, subject to adjustment. Based on the $22.94 per share closing price of Fulton

Financial stock on December 26, the transaction is valued at approximately $144.4 million. As of December 27, 2000, Drovers Bancshares has approximately
5.1 million shares of common stock outstanding. The acquisition is expected to be accounted for on a pooling of interest basis.

     The price represents a multiple of 2.7 times Drovers Bancshares book value as of September 30, 2000. The price equates to 16.5 times projected 2001earnings before expected operating efficiencies and revenue enhancements, and to 26.1 times trailing 12-month earnings which were adversely affected by a significant loan loss provision related to a single large credit relationship. The merger is not expected to be dilutive to earnings. The merger is subject to approval by bank regulatory authorities and Drovers Bancshares shareholders. It is expected to close during the third quarter of 2001. Fulton Financial Corporation expects to incur merger related charges of approximately $5 million. Drovers has granted Fulton Financial an option to purchase 19.9% of its common shares under certain conditions.

     Upon completion of the merger of Drovers Bancshares into Fulton Financial, Fulton Financial intends to merge Drovers Bank into Fulton Bank and Drovers' former offices will be operated as "Drovers Bank, a division of Fulton Bank". Mr. Pugh will remain as chairman, president and chief executive officer of the newly created Drovers Bank division. Additionally, two members of the Drovers Bancshares Board of Directors will become members of the Fulton Financial Corporation Board and three members of the Drovers Bancshares Corporation Board will become members of the Fulton Bank Board of Directors. All current Drovers Bancshares Directors will comprise a newly created regional board for the Drovers Bank division.

     Drovers Bancshares, with approximately $755 million in assets, is based in York and operates 16 community banking offices in York County, one community banking office in Frederick County, Maryland, and a loan production office in Cumberland County, Pennsylvania.

     Fulton Financial Corporation operates 160 offices in Pennsylvania, Maryland, Delaware and New Jersey through the following banking affiliates:
Fulton Bank, Lancaster, PA; Lebanon Valley Farmers Bank, Lebanon, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Hagerstown Trust Company, Hagerstown, MD; Delaware National Bank, Georgetown, DE; The Bank of Gloucester County,

Woodbury, NJ; The Woodstown National Bank and Trust Company, Woodstown, NJ; The Peoples Bank of Elkton, Elkton, MD; and Skylands Community Bank, Hackettstown, NJ. The Corporation's financial services affiliates include Fulton Financial Advisors, N.A., Lancaster, PA; and Fulton Insurance Services Group Inc., Lancaster, PA.

     In October 2000, Fulton Financial Corporation announced that it would acquire Dearden, Maguire, Weaver and Barrett, Inc., an asset management company based in West Conshohocken, Pennsylvania. This transaction is expected to close in the first quarter of 2001. Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com.
                                            -------------

Drovers and its officers and directors may be deemed to be participants in the solicitation of proxies from Drovers stockholders with respect to the transactions contemplated by the merger agreement. Information regarding Drovers' officers and directors is included in Drovers' Proxy Statement for its 2000 Annual Meeting, filed with the SEC on March 28, 2000. Drovers' 2000 Proxy Statement also discloses the interests of such officers and directors in the event of an acquisition of Drovers (including, among other things, the acceleration of certain benefits or rights upon a "change-in-control"). Drovers' Quarterly Reports on Form 10-Q, filed with the SEC on May 11, 2000, August 14, 2000 and November 14, 2000, contain additional disclosures concerning agreements with Drovers' officers. Drovers' 2000 Proxy Statement and Quarterly Reports on Form 10-Q are each available free of charge at the SEC's web site at www.sec.gov
                                                                     -----------
and from Drovers upon request. In addition to the interests disclosed in Drovers' 2000 Proxy Statement and Quarterly Reports on Form 10-Q, upon completion of the merger, A. Richard Pugh, Chairman, President and Chief Executive Officer of Drovers, will enter into a five year employment agreement with Fulton, pursuant to which he will serve as Chairman, President and Chief Executive Officer of the Drovers Bank Division of Fulton Bank. Additionally, pursuant to the merger agreement, two Drovers directors will become directors of Fulton and three Drovers directors will become Fulton Bank directors. As of the date of this news release, Drovers is not aware of any director or officer who beneficially owns in excess of 5% of Drovers' common stock, except as disclosed in its 2000 Proxy Statement.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability to achieve anticipated merger related operational efficiencies, the ability to enhance revenues through increased market penetration, expanded lending capacity and product offerings and other risks detailed from time to time in Fulton's and Drovers' SEC filings, including forms 10-Q and 10-K (copies of which are available from Fulton without charge in hard copy or online at www.sec.gov). Fulton and Drovers disclaim any intention
                       ------------
or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It: It is expected that Fulton will file a Registration Statement on SEC Form S-4, that Fulton and Drovers will file a Proxy Statement/Prospectus with the Sec in connection with the transaction discussed herein, and that Drovers will mail a Proxy Statement/Prospectus to stockholders of Drovers containing information about the Acquisition. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Fulton, Drovers, the acquisition of Drovers by Fulton, the persons soliciting proxies relating to the acquisition, their interests in the acquisition and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the Proxy Statement/Prospectus and these
   ------------------
other documents may also be obtained from Fulton by directing a request to William R. Colmery, Secretary at (717) 291-2852 or from Drovers by directing a
-----------------------------------------------
request to John D. Blecher, Secretary at (717) 771-4241. In addition to the
           --------------------------------------------
Registration Statement and the Proxy Statement/Prospectus, Fulton and Drovers file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for future information on the public reference rooms. Fulton's and Drover's filings with the SEC are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.
------------------
                                     # # #

FOR IMMEDIATE RELEASE               Fulton Financial Contact: David C. Hostetter
Full text available on PR NEWSWIRE                    Office:     (717) 291-2456

                                     Drovers Bancshares Contact: John D. Blecher
                                                      Office:     (717) 771-4241




                    Fulton Financial Corporation to Acquire
                        Drovers Bancshares Corporation

          (December 27) -- Lancaster, Pa. - Fulton Financial Corporation (NASDAQ: FULT), the third largest bank holding company based in Pennsylvania, with assets of $6.5 billion, has signed a definitive agreement to acquire Drovers Bancshares Corporation (NASDAQ: DROV), based in York, Pennsylvania. Drovers Bancshares' sole banking subsidiary is The Drovers & Mechanics Bank, also based in York.

     Rufus A. Fulton, Jr., chairman, president and chief executive officer of Fulton Financial Corporation, and A. Richard Pugh, chairman, president and chief executive officer of Drovers Bancshares Corporation, made the merger announcement jointly today.

     "We are very pleased and excited about this acquisition," said Fulton. "Drovers is an organization we have always admired because of its consistent history of growth, earnings and asset quality as well as its strong market share in York County, which is contiguous to Lancaster County where our main office is located. This association is consistent with our corporation's successful growth strategy of acquiring well-managed banks in growing markets. It will provide broader geographic coverage of the South Central Pennsylvania region, resulting in increased location convenience for the customers of both institutions. We expect to realize the operating efficiencies and enhanced revenue growth that our shareholders have come to expect."

     "This is a natural fit for both companies," continued Fulton. "We have similar corporate cultures that focus on dedicated and talented staff members creating banking value through strong personal customer relationships."

     Pugh said that Drovers' affiliation with Fulton Financial "is a very positive step for our customers, shareholders, associates and communities because of our mutual belief that local bankers are best qualified to make the right decisions in the markets where they live and work. In addition, our respective product lines and ways of doing business are compatible. Fulton Financial's proven successful business model, which places people and relationships first, is one we regard highly".

     Fulton Financial will acquire all issued and outstanding shares of common stock of Drovers Bancshares. According to the merger agreement, each share of Drovers common stock outstanding at the time of the merger will be exchanged for
1.24 shares of Fulton Financial common stock. Based on the $22.94 per share closing price of Fulton Financial stock on December 26, the transaction is valued at approximately $144.4 million. As of December 27, 2000, Drovers Bancshares has approximately 5.1 million shares of common stock outstanding. The acquisition is expected to be accounted for on a pooling of interest basis.

     The price represents a multiple of 2.7 times Drovers Bancshares book value as of September 30, 2000. The price equates to 16.5 times projected 2001 earnings before expected operating efficiencies and revenue enhancements, and to
26.1 times trailing 12-month earnings which were adversely affected by a significant loan loss provision related to a single large credit relationship. The merger is not expected to be dilutive to earnings. The acquisition is subject to approval by bank regulatory authorities and Drovers Bancshares shareholders. It is expected to close during the third quarter of 2001. Fulton Financial Corporation expects to incur merger related charges of approximately $5.0 million. Drovers has granted Fulton Financial an option to purchase 19.9% of its common stock under certain conditions.

     Drovers Bancshares, with approximately $755 million in assets, is based in York and operates 16 community banking offices in York County, one community banking office in Frederick County, Maryland and a loan production office in Cumberland County, Pennsylvania.

     Fulton Financial Corporation operates 160 offices in Pennsylvania, Maryland, Delaware and New Jersey through the following banking affiliates:
Fulton Bank, Lancaster, PA; Lebanon Valley Farmers Bank, Lebanon, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Hagerstown Trust Company, Hagerstown, MD; Delaware National Bank, Georgetown, DE; The Bank of Gloucester County, Woodbury, NJ; The Woodstown National Bank and Trust Company, Woodstown, NJ; The Peoples Bank of Elkton, Elkton, MD, and Skylands Community Bank, Hackettstown, NJ. The Corporation's financial services affiliates include Fulton Financial Advisors, N.A., Lancaster, PA; and Fulton Insurance Services Group Inc., Lancaster, PA.

     In October 2000, Fulton Financial Corporation announced that it would acquire Dearden, Maguire, Weaver and Barrett, Inc., an asset management company based in West Conshohocken, Pennsylvania. This transaction is expected to close in the first quarter of 2001.

Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com.
            ------------

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability to achieve anticipated merger related operational efficiencies, the ability to enhance revenues through increased market penetration, expanded lending capacity and product offerings and other risks detailed from time to time in Fulton's and Drovers' SEC filings, including forms 10-Q and 10-K (copies of which are available from Fulton without charge in hard copy or online at www.sec.gov). Fulton and Drovers disclaim any intention
                       -----------
or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It: It is expected that Fulton will file a Registration Statement on SEC Form S-4, that Fulton and Drovers will file a Proxy Statement/Prospectus with the SEC in connection with the transaction discussed herein, and that Drovers will mail a Proxy Statement/Prospectus to stockholders of Drovers containing information about the Acquisition. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Fulton, Drovers, the acquisition of Drovers by Fulton, the persons soliciting proxies relating to the acquisition, their interests in the acquisition and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the Proxy Statement/Prospectus and these
   ------------------
other documents may also be obtained from Fulton by directing a request to William R. Colmery, Secretary at (717) 291-2852 or from Drovers by directing a
-----------------------------------------------
request to John D. Blecher, Secretary at (717) 771-4241. In addition to the
           --------------------------------------------
Registration Statement and the Proxy Statement/Prospectus, Fulton and Drovers file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Fulton's and Drover's filings with the SEC are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.
------------------

Drovers and its officers and directors may be deemed to be participants in the solicitation of proxies from Drovers stockholders with respect to the transactions contemplated by the merger agreement. Information regarding Drovers' officers and directors is included in Drovers' Proxy Statement for its 2000 Annual Meeting, filed with the SEC on March 28, 2000. Drovers' 2000 Proxy Statement also discloses the interests of such officers and directors in the event of an acquisition of Drovers (including, among other things, the acceleration of certain benefits or rights upon a "change-in-control"). Drovers' Quarterly Reports on Form 10-Q, filed with the SEC on May 11, 2000, August 14, 2000 and November 14, 2000, contain additional disclosures concerning agreements with Drovers' officers. Drovers' 2000 Proxy Statement and Quarterly Reports on Form 10-Q are each available free of charge at the SEC's web site at www.sec.gov
                                                                     -----------
and from Drovers upon request. In addition to the interests disclosed in Drovers' 2000 Proxy Statement and Quarterly Reports on Form 10-Q, upon completion of the merger, A. Richard

Pugh, Chairman, President and Chief Executive Officer of Drovers, will enter into a five year employment agreement with Fulton, pursuant to which he will serve as Chairman, President and Chief Executive Officer of the Drovers Bank Division of Fulton Bank. Additionally, pursuant to the merger agreement, two Drovers directors will become directors of Fulton and three Drovers directors will become Fulton Bank directors. As of date of this news release, Drovers is not aware of any director or officer who beneficially owns in excess of 5% of Drovers' common stock, except as disclosed in its 2000 Proxy Statement.

2000                               # # #